EXHIBIT NO. 99.(g) 4

As of December 4, 2013

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY AND

EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX A THERETO

DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund
Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds

MFS Charter Income Trust

MFS Government Market Income Trust

MFS Intermediate Income Trust

MFS Multimarket Income Trust

MFS Municipal Income Trust

MFS Special Value Trust

MFS California Municipal Fund

MFS High Income Municipal Trust

MFS InterMarket Income Trust I

MFS Intermediate High Income Fund

MFS Investment Grade Municipal Trust

MFS High Yield Municipal Trust

MFS Series Trust I

MFS Cash Reserve Fund

MFS Core Equity Fund

MFS Global Leaders Fund

MFS Low Volatility Equity Fund

MFS Low Volatility Global Equity Fund

MFS New Discovery Fund

MFS Research International Fund

MFS Technology Fund

MFS Value Fund

MFS Series Trust IV	MFS Global New Discovery Fund MFS Government Money Market Fund MFS Money Market Fund

MFS Series Trust VII	MFS Equity Income Fund MFS Latin American Equity Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X

MFS Aggressive Growth Allocation Fund

MFS Conservative Allocation Fund

MFS Emerging Markets Debt Fund

MFS Emerging Markets Debt Local Currency Fund

MFS Emerging Markets Equity Fund

MFS Growth Allocation Fund

MFS International Diversification Fund

MFS International Growth Fund

MFS International Value Fund

MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Mid Cap Value Fund MFS Blended Research Core Equity Fund

MFS Series Trust XII

MFS Equity Opportunities Fund

MFS Lifetime Retirement Income Fund

MFS Lifetime 2010 Fund

MFS Lifetime 2015 Fund

MFS Lifetime 2020 Fund

MFS Lifetime 2025 Fund

MFS Lifetime 2030 Fund

MFS Lifetime 2035 Fund

MFS Lifetime 2040 Fund

MFS Lifetime 2045 Fund

MFS Lifetime 2050 Fund

MFS Lifetime 2055 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund MFS New Discovery Value Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Series Trust XVI	MFS Global Multi-Asset Fund

MFS Variable Insurance Trust

MFS Core Equity Series

MFS Global Equity Series

MFS Growth Series

MFS Investors Growth Stock Series

MFS Investors Trust Series

MFS Mid Cap Growth Series

MFS New Discovery Series

MFS Research Series

MFS Research Bond Series

MFS Research International Series

MFS Total Return Series

MFS Utilities Series

MFS Value Series

MFS Variable Insurance Trust II	MFS Blended Research Core Equity Portfolio MFS Bond Portfolio

MFS Core Equity Portfolio

MFS Emerging Markets Equity Portfolio

MFS Global Governments Portfolio

MFS Global Growth Portfolio

MFS Global Tactical Allocation Portfolio

MFS Government Securities Portfolio

MFS Global Research Portfolio

MFS High Yield Portfolio

MFS International Growth Portfolio

MFS International Value Portfolio

MFS Mass. Investors Growth Stock Portfolio

MFS Money Market Portfolio

MFS New Discovery Portfolio

MFS Research International Portfolio

MFS Strategic Income Portfolio

MFS Technology Portfolio

MFS Utilities Portfolio

MFS Value Portfolio

MFS Variable Insurance Trust III

MFS Blended Research Small Cap Equity Portfolio

MFS Conservative Allocation Portfolio

MFS Global Real Estate Portfolio

MFS Growth Allocation Portfolio

MFS Inflation-Adjusted Bond Portfolio

MFS Limited Maturity Portfolio

MFS Mid Cap Value Portfolio

MFS Moderate Allocation Portfolio

MFS New Discovery Value Portfolio

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on
this Appendix A, on Behalf of
each of Their Respective Portfolios

By:	SUSAN S. NEWTON
Name: Susan S. Newton
Title: Assistant Secretary and Assistant Clerk

STATE STREET BANK AND TRUST COMPANY

By:	MICHAEL F. ROGERS
Name: Michael F. Rogers
Title: Executive Vice President